UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 29, 2008

Wells Real Estate Fund XII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-30287	58-2438242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 C240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

On October 29, 2008, Wells Fund XII-REIT Joint Venture Partnership (the "Joint Venture"), a joint venture partnership between Wells Real Estate Fund XII, L.P. and Piedmont Operating Partnership, LP, and Continental Automotive Systems US, Inc. ("Continental"), the current sole tenant at an office building containing approximately 77,000 square feet located in Troy, MI ("4685 Investment Drive"), entered into the second amendment to the net lease agreement (the "Agreement"). The Joint Venture owns 100% of 4685 Investment Drive. The Registrant owns an equity interest of approximately 45% in the Joint Venture.

The Agreement extends the termination date of the lease from August 31, 2010 to October 31, 2015. The monthly base rent payable under the Agreement will decrease from approximately $131,000 to approximately $82,000 from November 1, 2008 through October 31, 2009 and is scheduled to increase by approximately 3% annually beginning on November 1, 2009 following a three month rental abatement period from November 1, 2009 through January 31, 2010. Continental is not entitled to any landlord-funded tenant improvement allowances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XII, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	Wells Capital, Inc. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: November 4, 2008